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                                                                   EXHIBIT 10(a)

                   Sutherland Asbill & Brennan LLP Letterhead
                          1275 Pennsylvania Ave., N.W.
                              Washington, DC 20004

MARY JANE WILSON-BILIK
DIRECT LINE: 202.383.0660
Internet: mjwilson-bilik@sablaw.com


                                 April 25, 2002



VIA EDGARLINK

Board of Directors
Farmers New World Life Insurance Company
3003 77th  Avenue, S.E.
Mercer Island, WA  98040

Ladies and Gentlemen:

      We hereby consent to the reference to our name under the caption "Legal Matters" in the Statement of Additional Information for the Farmers Variable Annuity filed as part of Post-Effective Amendment No. 3 to the registration statement on Form N-4 for the Farmers Annuity Separate Account A (File Nos. 333-85183; 811-09547). In giving this consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933.

                                        Very truly yours,

                                        Sutherland Asbill & Brennan LLP



                                        By:   /s/ Mary Jane Wilson-Bilik
                                              ----------------------------------
                                              Mary Jane Wilson-Bilik